UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2017 (June 8, 2017)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) .

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On June 8, 2017, the Board of Directors of the Company approved an increase in the number of directors of the Company from eleven to twelve effective July 1, 2017, in accordance with its By-Laws. On June 8, 2017, the Board elected Patricia A. Watson as a director of the Company effective July 1, 2017 to fill the vacancy created by the increase in the number of directors and designated her as a member of the class of directors with a term expiring at our 2019 Annual Meeting of Shareowners. Ms. Watson was appointed as a member of the Audit Committee and the Technology and Corporate Responsibility Committee effective July 1, 2017.

In connection with her election to the Board, Ms. Watson will receive the standard equity and cash compensation paid to our non-employee directors and new non-employee directors upon first election to the Board, including shares of common stock with a value of $51,875 pursuant to our 2003 Directors Stock Plan, as amended. Director compensation is more fully described in our definitive Proxy Statement dated December 14, 2016 for our 2017 Annual Meeting of Shareowners.

There is no arrangement or understanding between Ms. Watson and any other person pursuant to which she was selected as a director. Ms. Watson is not a party to any transaction subject to Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

A copy of the Company’s press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99	Press release of the Company dated June 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, General Counsel and Secretary

Date: June 12, 2017

Exhibit Index

Exhibit Number	Description

99	Press release of the Company dated June 12, 2017

4